November 27, 2000


FROM:                                                    FOR:
Padilla Speer Beardsley Inc.                             Donaldson Company, Inc.
224 Franklin Avenue West                                 P.O. Box 1299
Minneapolis, MN  55404                                   Minneapolis, MN 55440


Tony Carideo                                             Tom VanHimbergen
(612) 872-3720                                           (952) 887-3089
E-mail: tcarideo@psbpr.com                               Rich Sheffer
                                                         (952) 887-3753


FOR IMMEDIATE RELEASE
---------------------

                           DONALDSON COMPANY ANNOUNCES
                              FIRST QUARTER RESULTS

TOTAL REVENUE UP 17.6 PERCENT FROM PRIOR YEAR, AIDED BY ACQUISITIONS; INDUSTRIAL SALES REMAIN STRONG, UP 44 PERCENT FROM THE PRIOR YEAR; STEADY GROWTH IN CORE BUSINESSES; EPS ON TARGET AT 37 CENTS

         MINNEAPOLIS, Nov. 27 -- Donaldson Company, Inc. (NYSE: DCI), today reported first quarter revenue of $289.9 million for the quarter ended October 31, 2000, up 17.6 percent from $246.6 million in the same period last year. Excluding the impact of businesses acquired in the prior year, revenue was up
8.1 percent. Operating income rose 10.9 percent while a drop in other income produced net earnings of $16.8 million, down slightly from $17.0 million last year. Diluted net earnings per share of 37 cents were up 2.8 percent from 36 cents in the prior year.
         "Our first-quarter results get us off to a good start in fiscal 2001," commented William Van Dyke, chairman, president and chief executive officer. "The company's recent acquisitions continued to pay off as part of the growth strategy, particularly on the top line. We are especially pleased by the performance of our Industrial segment, whose sales were up 44 percent over the same period last year. This further reinforces our belief that this business segment will provide significant growth moving forward."
         The impact of foreign currency translation, mainly due to the continued weakness of the Euro against the U.S. dollar, resulted in a decrease in net sales of $8.3 million and a decrease in net earnings of $0.3 million. Excluding the effect of foreign currency translation, local currency revenues outside the U.S. increased almost 40 percent.

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Donaldson Company, Inc.
November 27, 2000
Page 2


         Gross margin was 29.7 percent, down slightly from 30.0 percent in the same period in the prior year. The slight decrease in gross margin resulted from costs associated with plant rationalizations including product moves, integration of acquisitions and plant start-ups in the U.S. Operating expenses were 20.0 percent of sales, up slightly from 19.8 percent last year. Operating expenses were affected by the AirMaze and DCE acquisitions.
         Operating income for the quarter of $27.9 million was up 10.9 percent from $25.2 million in the prior year, reflecting the positive impact of increased revenue in the first quarter. Operating margin for the quarter was 9.6 percent, down from 10.2 percent reported for the first quarter in the prior year.
         Other expense increased to $3.9 million, up $3.0 million, mainly due to an increase in interest expense and a decrease in income from joint ventures. The income tax rate of 30 percent was unchanged from fiscal 2000.
         EBITDA for the quarter was $34.0 million compared with $31.8 million in the first fiscal quarter of last year.
         Cash generated by operations of $2.7 million plus additional debt of $19.6 million provided the funding for capital expenditures of $6.4 million, the repurchase of $8.9 million of stock, and the payment of $3.1 million in dividends.

BACKLOG
         Total backlog of $314 million was up 7 percent relative to the same period last year and down 5 percent from the prior quarter end. Hard order backlog - goods scheduled for delivery in 90 days - of $183 million was up 8 percent from the same period last year and flat from prior quarter end. In the Industrial Products segment, hard order backlog increased 7 percent from the prior quarter end led by an increase in gas turbine products. This was offset by a decrease of 7 percent in the Engine Products segment, mainly due to a decrease in U.S. transportation products.


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Donaldson Company, Inc.
November 27, 2000
Page 3


INDUSTRIAL PRODUCTS SEGMENT
         Industrial product sales for the first quarter were $122.7 million, an increase of 44 percent from $85.4 million in the prior year. Excluding the acquisition of DCE, sales were up 25 percent to $106.4 million compared to the first quarter in the prior year.
         Gas turbine product sales grew 64 percent. Gas turbine sales grew in all major geographic regions and surged on unprecedented domestic power generation investments.
         Dust collection product sales grew 57 percent. Excluding the acquisition of DCE, sales in dust collection products increased by 14 percent from the prior year. Dust collection product sales increased across all regions, with especially strong growth in North America and Asia Pacific.
         Sales in special application products increased 8 percent. The growth came from new disk drive product releases in Asia, strong lithography markets in the United States and Europe, and an increase in expanded PTFE membrane demand overseas.

ENGINE PRODUCTS SEGMENT
         Underlining the success of our commitment to build the aftermarket business and moderate the role of truck production in our financials, total Engine product revenue was up 4 percent in the quarter despite the dramatic contraction in the U.S. heavy truck build rate. Engine product sales for the first quarter were $167.1 million from $161.2 million in the prior year. Excluding the acquisition of AirMaze, sales were flat. Within this segment, sales of transportation products were down 46 percent.
         Worldwide sales of off-road products grew 9 percent. Stronger construction and agricultural equipment markets, along with growth in light industrial equipment, contributed to the increase.
         The continued softness in new truck business was more than offset by strong sales of aftermarket products, which were up 21 percent over the same period last year. Aftermarket products contributed to a modest increase in overall sales in the Engine Products segment with growth in all major geographic regions.


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Donaldson Company, Inc.
November 27, 2000
Page 4


OUTLOOK
         Overall, the company expects that activity in the Industrial Products segment will remain strong, especially in gas turbine and special application products. Within the Engine Products segment, Donaldson anticipates continued growth in aftermarket product sales, but expects continued weakness in transportation products. Globally, the company expects revenue to remain strong in local currencies, partially offset by the stronger dollar, and anticipates the effects of the Euro to be minimal.
         "Looking forward, we continue to devote a great deal of time, energy and resources to the on-going integration of our recent acquisitions and plant and product rationalizations," said Van Dyke. "We anticipate that recent revenue trends will continue with strength in some sectors, such as gas turbine, offsetting the predictable weakness in others, such as U.S. heavy trucks. We expect that the diversification we built into our revenue streams over the last 15 years will continue to serve us well."
         Donaldson Company, Inc., headquartered in Minneapolis, Minnesota, is a leading worldwide provider of filtration systems and replacement parts. Founded in 1915, Donaldson is a technology-driven company committed to satisfying customer needs for filtration solutions through innovative research and development. Donaldson serves customers in the industrial and engine markets including dust collection, power generation, specialty filtration, off-road equipment, trucks, and automotive. Over 8,400 employees contribute to the company's success at roughly forty manufacturing locations around the world. In fiscal year 2000, Donaldson reported record sales of over $1 billion and achieved its eleventh consecutive year of double-digit earnings growth. Donaldson is a member of the S&P MidCap 400 Index and Donaldson shares are traded on the New York Stock Exchange under the symbol DCI.

FORWARD-LOOKING STATEMENTS: The company desires to take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and is making this cautionary statement in connection with such safe harbor legislation. This earnings release, the Annual Report to Shareholders, any Form 10-K, 10-Q or Form 8-K of the company or any other written or oral statements made by or on behalf of the company may include forward-looking statements


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Donaldson Company, Inc.
November 27, 2000
Page 5


which reflect the company's current views with respect to future events and financial performance. The words "believe," "expect," "anticipate," "intends," "estimate," "forecast," "plan," "project," "should" and similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forecasts and projections are "forward-looking statements" and are based on management's current expectations of the company's near-term results, based on current information available pertaining to the company, including the risk factors noted below.

The company wishes to caution investors that any forward-looking statements made by or on behalf of the company are subject to uncertainties and other factors that could cause actual results to differ materially from such statements. These uncertainties and other risk factors include, but are not limited to: risks associated with currency fluctuations, commodity prices, world economic factors, political factors, international operations, highly competitive markets, changes in product demand and changes in the geographic and product mix of sales, acquisition opportunities and integration of recent acquisitions, facility and product line rationalization, research and development expenditures, including ongoing information technology improvements, and governmental laws and regulations, including diesel emissions controls. For a more detailed explanation of the foregoing and other risks, see Exhibit 99, which is filed with the Securities and Exchange Commission. The company wishes to caution investors that other factors may in the future prove to be important in affecting the company's results of operations. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or a combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

Investors are further cautioned not to place undue reliance on such forward-looking statements as they speak only to the company's views as of the date the statement is made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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Donaldson Company, Inc.
November 27, 2000
Page 6


                  CONDENSED STATEMENTS OF CONSOLIDATED EARNINGS
                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                (Thousands of dollars, except per share amounts)
                                   (Unaudited)

                                     Three Months Ended
                                          October 31
                                 --------------------------
                                     2000           1999
                                 -----------    -----------

Net sales                        $   289,869    $   246,550

Cost of sales                        203,913        172,669
                                 -----------    -----------
Gross margin                          85,956         73,881

Operating expenses                    58,047         48,716
                                 -----------    -----------
Operating income                      27,909         25,165

Other expense                          1,070            191

Net interest expense                   2,833            677
                                 -----------    -----------
Earnings before income taxes          24,006         24,297

Income taxes                           7,202          7,289
                                 -----------    -----------
Net earnings                     $    16,804    $    17,008
                                 ===========    ===========
Weighted average shares
 outstanding                      44,560,523     46,087,151

Diluted shares outstanding        45,456,932     46,955,529

Net earnings per share           $       .38    $       .37

Net earnings per share
 assuming dilution               $       .37    $       .36

Dividends paid per share         $       .07    $       .06

Capital expenditures             $     6,387    $    11,243
Depreciation and amortization    $    10,012    $     7,524
EBITDA                           $    34,018    $    31,821


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Donaldson Company, Inc.
November 27, 2000
Page 7


                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Thousands of Dollars)
                                   (Unaudited)

                                                 October 31   July 31
                                                    2000       2000
                                                  --------   --------
ASSETS

   Cash and cash equivalents                       27,061     24,149
   Accounts receivable - net                      208,332    202,361
   Inventories - net                              118,398    119,363
   Prepaid expenses and other current assets       35,531     29,606
                                                  --------   --------
             TOTAL CURRENT ASSETS                 389,322    375,479

Other assets and deferred taxes                    87,361     89,633
Property, plant and equipment - net               199,464    204,545
                                                  --------   --------
             TOTAL ASSETS                         676,147    669,657
                                                  ========   ========
LIABILITIES AND SHAREHOLDERS' EQUITY

   Trade accounts payable                          81,342     82,320
   Employee compensation and other liabilities     55,617     68,031
   Notes payable                                  103,590     85,034
   Income taxes payable                             2,813         58
   Current maturity long-term debt                    207        279
                                                  --------   --------
             TOTAL CURRENT LIABILITIES            243,569    235,722

   Long-term debt                                  92,686     92,645
   Other long-term liabilities                     67,462     61,125
                                                  --------   --------
             TOTAL LIABILITIES                    403,717    389,492

             EQUITY                               272,430    280,165
                                                  --------   --------
             TOTAL LIABILITIES & EQUITY           676,147    669,657
                                                  ========   ========


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Donaldson Company, Inc.
November 27, 2000
Page 8


                    DONALDSON COMPANY, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Thousands of Dollars)
                                   (Unaudited)
                                                         Three Months Ended
                                                              October 31
                                                        ---------------------
                                                          2000         1999
                                                        --------     --------
OPERATING ACTIVITIES

   Net earnings                                         $ 16,804     $ 17,008
   Adjustments to reconcile net earnings to net
     provided by operating activities:
        Depreciation and amortization                     10,012        7,524
        Changes in operating assets and liabilities      (25,932)       3,457
        Other                                              1,789         (281)
                                                        --------     --------
           Net Cash Provided by Operating Activities       2,673       27,708
INVESTING ACTIVITIES
   Net expenditures on property and equipment             (6,387)     (11,243)
   Acquisitions and investments in unconsolidated
     affiliates net of cash acquired                           0           10
                                                        --------     --------
           Net Cash Used in Investing Activities          (6,387)     (11,233)

FINANCING ACTIVITIES

   Purchase of treasury stock                             (8,891)      (3,339)
   Net change in debt                                     19,625        3,181
   Dividends paid                                         (3,126)      (2,766)
   Other                                                     396          (88)
                                                        --------     --------
           Net Cash Provided by (Used in) Financing
              Activities                                   8,004       (3,012)


Effect of exchange rate changes on cash                   (1,378)       1,009
                                                        --------     --------
Increase in cash and cash equivalents                      2,912       14,472

Cash and Cash Equivalents-Beginning of Year               24,149       41,944
                                                        --------     --------
Cash and Cash Equivalents-End of Period                 $ 27,061     $ 56,416
                                                        ========     ========


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